EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

FOR

8% SENIOR NOTES DUE 2013

OF

THORNBURG MORTGAGE, INC.

As set forth in the Prospectus dated                      (the “Prospectus”) of Thornburg Mortgage, Inc. (the “Company”) and in the accompanying Letter of Transmittal (the “Letter of Transmittal”), this form or one substantially equivalent hereto must be used to accept the Company’s offer to exchange (the “Exchange Offer”) all of its outstanding unregistered 8% Senior Notes due 2013 (the “Outstanding Notes”) for its 8%Senior Notes due 2013 which have been registered under the Securities Act of 1933, as amended, if certificates for the Outstanding Notes are not immediately available or if the Outstanding Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined below). This form may be delivered by an eligible institution (as defined in the Prospectus) by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2004, UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

To: Deutsche Bank Trust Company Americas

The Exchange Agent

By Hand: Deutsche Bank Trust Company Americas C/O The Depository Trust Clearing Corporation 55 Water Street, 1st Floor Jeanette Park Entrance New York, NY 10041	By Mail: DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, TN 37229-2737

By Facsimile: (615) 835-3701 Information: (800) 735-7777

By Overnight Courier:

DB Services Tennessee, Inc.

Corporate Trust & Agency Services

Reorganization Unit

648 Grassmere Park Road

Nashville, TN 37211

Attn: Karl Shepherd

Confirm by Telephone:

(615) 835-3572

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Outstanding Notes is required to be guaranteed by an “Eligible Guarantor Institution” under the instructions thereto, such signature guarantee must appear in the space provided therefor in the Letter of Transmittal.

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged,                              (fill in number of Outstanding Notes) Outstanding Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus and Instruction 1 of the Letter of Transmittal.

The undersigned understands that tenders of Outstanding Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Outstanding Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for Outstanding Notes (if available):	Name(s) of Record Holder(s):

Principal Amount of Outstanding Notes:	PLEASE PRINT OR TYPE
Address:

If Outstanding Notes will be delivered by book-entry transfer at the Depository Trust Company, Depository Account No.:
Area Code and Tel. No.

Signature(s):

Dated: , 2003

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as its (their) name(s) appear(s) on the certificate(s) for Outstanding Notes covered hereby or on a DTC security position listing naming it (them) as the owner of such Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person(s) must provide the following information:

PLEASE PRINT NAME(S), TITLE(S) AND ADDRESS(ES)

Name(s):

Capacity(ies):

Address(es):

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an “Eligible Guarantor Institution” as defined in Rule l7Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the tender of Outstanding Notes effected hereby complies with Rule l4e-4 under the Exchange Act and (b) guarantees to deliver to the Exchange Agent a certificate or certificates representing the Outstanding Notes tendered hereby, in proper form for transfer (or a confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus), and a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) together with any required signatures and any other required documents, at one of the Exchange Agent’s addresses set forth above, within three New York Stock Exchange trading days after the date of expiration of the Exchange Offer.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OUTSTANDING NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SPECIFIED ABOVE AND THAT ANY FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:
Authorized Signature

Address:	Name:
Zip Code	Please Print or Type

Area Code and Tel. No.:	Date: , 2003

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS FORM; OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE.